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                                                                      Exhibit 8c

                               SECOND AMENDMENT TO
                          FUND PARTICIPATION AGREEMENT

                                     BETWEEN

                        EVERGREEN VARIABLE ANNUITY TRUST
                                       AND

                   PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

This Second Amendment (this "Amendment"), made and entered into as of April 18, 2005, is made a part of the Fund Participation Agreement dated September 24, 2001, as amended on December 5, 2003, (hereinafter the "Agreement"), by and between Pruco Life Insurance Company of New Jersey ("Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule B to the Agreement, and Evergreen Variable Annuity Trust (the "Trust").

      WHEREAS, the parties desire to amend Schedule B to the Agreement to make additional portfolios available and to reflect other changes; and

      WHEREAS, Evergreen VA Special Equity Fund has been merged into Evergreen VA Growth Fund.

      WHEREAS, Evergreen VA Fund has been merged into Evergreen VA Growth & Income Fund.

      WHEREAS Evergreen VA Growth & Income Fund is now known as Evergreen VA Fundamental Large Cap Fund.

      WHEREAS, Evergreen VA Foundation Fund is now known as Evergreen VA Balanced Fund.

      WHEREAS, Evergreen VA Small Cap Value Fund is now known as Evergreen VA Special Values Fund.

            NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

   1. Schedule B to the Agreement is hereby deleted in its entirety and replaced with the attached new Schedule B.

   2. All references to Evergreen VA Special Equity Fund are to be replaced with Evergreen VA Growth Fund.

   3. All references to Evergreen VA Fund and Evergreen VA Growth & Income are to be replaced with Evergreen VA Fundamental Large Cap Fund.
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   4.    All references to Evergreen VA Foundation Fund are to be replaced with Evergreen VA Balanced Fund.

   5. All references to Evergreen VA Small Cap Value Fund are to be replaced with Evergreen VA Special Values Fund.

   6. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.


IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.



PRUCO LIFE INSURANCE COMPANY
OF NEW JERSEY



-----------------------------
By:
Its:


EVERGREEN VARIABLE ANNUITY TRUST



-----------------------------
By:  Sally E. Ganem
Its:  Assistant Secretary
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                                   SCHEDULE B
                           (AS AMENDED APRIL 18, 2005)

THE Separate Account(s) listed on Schedule A may invest in the following Funds of the Trusts.

FUND NAME

      Evergreen VA Balanced Fund
      Evergreen VA Growth Fund
      Evergreen VA Omega Fund
      Evergreen VA Special Values Fund
      Evergreen VA Fundamental Large Cap Fund
      Evergreen VA High Income Fund
      Evergreen VA International Equity Fund
      Evergreen VA Strategic Income Fund